                                 LYDALL, INC.
                                 Exhibit 11.1


        Schedule of Computation of Weighted Average Shares Outstanding


                                                              Three Months
                                                                  Ended
                                                                March 31,
                                                              -------------
                                                              1996     1995
                                                              ----     ----
                                                              (In Thousands)
                                                                (Unaudited)
Primary
- -------

  Weighted average number
   of common shares                                           17,270   17,240

  Additional shares assuming
   conversion of stock
   options and warrants                                        1,040      904
                                                              ------    -----

  Weighted average common shares
   and equivalents outstanding                                18,310   18,144
                                                              ======   ======

Fully Diluted
- -------------

  Weighted average number of
   common shares                                              17,270   17,240

  Additional shares assuming
   conversion of stock options
   and warrants                                                1,076      909
                                                              ------    -----
  Weighted average common shares
   and equivalents outstanding                                18,346   18,149
                                                              ======   ======

Share information for 1995 was restated to reflect a two-for-one stock split distributed June 21, 1995.


                                      13